RETAINER AGREEMENT

       This Retainer Agreement ("Agreement") is entered into as of October 1, 1999 by and between AMC ENTERTAINMENT INC., its subsidiaries and affiliated companies (collectively "AMC"), and RAYMOND F. BEAGLE, JR. ("RFB"). In consideration of the mutual promises and covenants contained herein, the parties agree as follows:

   1.Engagement.  AMC hereby engages RFB to serve as AMC's General
 Counsel. AMC agrees that, in addition to this engagement, RFB will continue in the active practice of law.

   2.Term. The term of this Agreement shall commence as of October 1, 1999 and shall terminate on October 1, 2002 or sooner as provided herein. On each October 1 hereafter, commencing in 2000, one year shall be added to the Term of this engagement, so that as of each October 1 the Term of this engagement shall be three (3) years.

   3.Retainer Fee. Effective October 1, 1999, AMC agrees to pay RFB at the annual retainer rate of Three Hundred Sixty Thousand Dollars ($360,000), payable monthly. In addition, the Chairman of the Board may, at his sole discretion, determine additional payments or bonuses to RFB.

   4.Deferred Compensation. Prior to May 19, 1997 AMC agreed to pay as deferred compensation $12,000 monthly to RFB for a period of years following his retirement or termination as General Counsel. In consideration of more than thirty years of legal services which were critical to AMC's growth and success and in further consideration of continued deferrals of compensation, AMC, on May 19, 1997 instituted and agreed to maintain a deferred compensation trust for the purpose of making deferred compensation payments to RFB, or his estate or other designated beneficiary(ies) on the basis described herein. The deferred compensation payments shall commence upon the termination of this Agreement or RFB's position as General Counsel, or RFB's voluntary termination, death or disability, or a change of control as provided in paragraph 5(c) below, and shall be paid in substantially equal monthly installments for a period of twelve (12) years. Based on the trust assets as of September 30, 1999, and assuming an interest rate of 9.00%, such monthly payments would have been $28,285 had they commenced as of such date.

      Actual payments will be based on the actual amount of the trust at the commencement of payment, which will increase as follows:

      (A)by the amount of any bonus payable as determined by AMC which shall be deferred and paid hereunder; and

      (B)by the accrual of simple annual interest at the prime rate plus 1%, but averaging such rates for the last day of each calendar quarter during the fiscal year, credited annually based on the aggregate unpaid amount of RFB's deferred compensation account, and as calculated thereafter, whether or not payments to RFB under the Agreement have commenced. Such interest shall be credited as of the last day of each fiscal year and any bonus attributable to the prior fiscal year shall be credited as of the first day of the following fiscal year. However, if the deferred payments are commenced during the fiscal year, as provided above, the accrued interest of the preceding quarter or quarters shall be averaged and applied as a fraction of the four quarters of the fiscal year and any bonus that was awarded and not theretofore credited shall be credited as of the date immediately prior to the date such deferred payments commence.

      Upon commencement of payments over said twelve-year period, AMC, in consultation with its compensation consultant or pension plan actuary, shall calculate, based on the accumulated amount of RFB's deferred compensation and a reasonable projected interest rate for the payment period, a substantially equal monthly amount, with any adjustment necessary to be made in the final (144th) payment.

        This paragraph 4 will continue in full force and effect until all payments have been made hereunder, irrespective of the termination of any other or all provisions of this Agreement.

   5.Termination; Severance.

    (a)Termination Without Severance. The engagement of RFB as General Counsel shall terminate without severance upon RFB's
    (i) resignation; (ii) death; or (iii) disability which renders him unable to perform his usual and customary duties for a period of 180 consecutive days.

    (b)Termination With Severance.

              (i)RFB may be terminated as General Counsel with severance at any time by the Chairman of the Board with the approval of the Board of Directors of AMC Entertainment Inc. ("AMCE").

             (ii)In the event of such termination, RFB shall receive a lump sum cash payment equal to three (3) times the annual retainer, one-half (50%) to be paid in cash and one-half (50%) to be paid to the Deferred Compensation Trust described in paragraph 4 above.

     (c)Change of Control.

              (i)For the purposes of this Agreement, a "Change of Control" means a merger of AMCE with, or a sale or other transfer of all or substantially all of AMCE's assets to, any person or entity which is not controlled by AMCE, provided, that such transaction has been approved by the holders of a majority of the shares of AMCE's Common Stock then outstanding.

             (ii)In the event of a Change of Control, RFB shall receive a lump sum cash payment equal to three (3) times the annual retainer, one-half (50%) to be paid in cash and one-half (50%) to be paid to the Deferred Compensation Trust described in paragraph 4 above.

   6.Notices. All notices, requests, demand or other communications under this Agreement shall be in writing addressed as follows:

            (a)If to RFB:

                                        Raymond F. Beagle, Jr.
                                           Lathrop & Gage L.C.
                                          2345 Grand Boulevard
                                   Kansas City, Missouri 64108

            (b)If to AMC:

                                                Peter C. Brown
                                        AMC Entertainment Inc.
                                          106 West 14th Street
                                               P.O. Box 419615
                              Kansas City, Missouri 64141-6615

     Any such notice, request, demand or other communication shall be effective as of the date of actual delivery thereof. Either party may change such notice address by written notice as provided herein.

   7.Additional Potential Compensation. Nothing in this Agreement shall prohibit AMC from awarding additional compensation to RFB if it is determined that such compensation is warranted based on RFB's performance.

   8.Other Provisions. This Agreement shall be governed by the laws of the State of Missouri. This Agreement represents the entire agreement of the parties hereto and shall not be amended except by a written agreement signed by all the parties hereto. This Agreement supersedes any prior oral or written agreements or understandings between AMC or any affiliate of AMC and RFB. This Agreement shall not be assignable by one party without the prior written consent of the other party. In the event one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provision of this Agreement or any other application thereof shall not in any way be affected or impaired thereby. Section headings herein have no legal significance.

   9.Arbitration. Any legal dispute, controversy or claim related to this Agreement or breach thereof, shall, in lieu of being submitted to a court of law, be submitted to arbitration, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The award of the arbitrators shall be final and binding upon the parties.

     The parties hereto agree that (i) three arbitrators shall be selected pursuant to the rules and procedures of the American Arbitration Association,
 (ii) at least one arbitrator shall be a licensed attorney, (iii) the arbitrators shall have the power to award injunctive relief or to direct specific performance, (iv) the arbitrators will not have the authority to award punitive damages, (v) each of the parties shall bear its own attorneys' fees, costs and expenses and an equal share of the arbitrators' and administrative fees of arbitration, (vi) the arbitrators will not have the authority to award attorneys' fees other than to direct or confirm in the award that each party shall pay its own fees, and (vii) the arbitrators shall award to the prevailing party a sum equal to that party's share of the arbitrators' and administrative fees of arbitration.

     Nothing in this Section shall be construed as providing RFB a cause of action, remedy or procedure that RFB would not otherwise have under this Agreement or the law.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

     IN WITNESS WHEREOF, the parties have executed this Retainer Agreement as of the day and year first above written.

                                      AMC ENTERTAINMENT INC.,
                                        a Delaware corporation

                                         By:/s/ Peter C. Brown
                                         Peter C. Brown, Chairman of the
                                         Board and President


                                    /s/  Raymond F. Beagle, Jr.
                                         RAYMOND F. BEAGLE, JR.